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EX-23.2

             CONSENT OF INDEPENDENT AUDITOR


                                                                 Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS

I consent to the incorporation by reference in this Registration Statement on Form S-8 to be filed on or about May 23, 2000, my audit opinion for the July 31, 1999 Audited Financial Statements as dated October 12, 1999 with respect to the financial statements of Aqua Vie Beverage Corporation included in the FORM 8 K/A filed with the Securities and Exchange Commission on October 28, 1999.

                                 /s/ W. Alan Jorgensen, CPA

                                 W. ALAN JORGENSEN, CPA

Seattle, Washington
May 23, 2000